As filed with the Securities and Exchange Commission on October 10, 1997

                                                     Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933
                                 --------------

                          NIMBUS CD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                             54-1651183
    (State or other jurisdiction                (I.R.S. Employer
  of incorporation or organization)            Identification No.)

623 Welsh Run Road, Guildford Farm, Ruckersville, Virginia            22968
(Address of principal executive offices)                           (Zip Code)

                              AMENDED AND RESTATED
                          NIMBUS CD INTERNATIONAL, INC.
                     1995 STOCK OPTION AND STOCK AWARD PLAN

                                       and

                          NIMBUS CD INTERNATIONAL, INC.
                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)


          L. Steven Minkel            Copy to:      Patricia Merrill, Esq.
Executive Vice President and Secretary   McGuire, Woods, Battle & Boothe, L.L.P.
    Nimbus CD International, Inc.                       P.O. Box 1288
 623 Welsh Run Road, Guildford Farm            Charlottesville, Virginia  22902
    Ruckersville, Virginia  22968                 Telephone:  (804) 977-2545
      Telephone: (804) 985-1100
 (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 ---------------- ---------------- --------------- --------------- =============

    Title of                          Proposed        Proposed
  Securities to    Amount to be       Maximum         Maximum        Amount of
  be Registered     Registered        Offering       Aggregate      Registration
                                     Price Per        Offering          Fee
                                     Share (1)        Price(1)

     Common
  Stock, $0.01       2,724,832        $11.125       $30,313,756       $9185.99
    par value         shares
 ================ ================ --------------- --------------- =============

(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, on the average of the high and low per share sales price of the registrant's Common Stock as reported on the Nasdaq National Market on October 8, 1997.

     The securities covered by this Registration Statement will be (i) issued to employees of the Registrant from time to time pursuant to stock options, stock appreciation rights, restricted stock awards and bonuses payable in stock granted or to be granted under the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and (ii) issued to directors of the Registrant who are not employees of the Registrant or its subsidiaries or affiliates from time to time pursuant to stock options granted or to be granted under the Nimbus CD International, Inc. 1995 Stock Option Plan for Non-Employee Directors.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      Nimbus CD International, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed on June 27, 1997 pursuant to Rule 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1997, including the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed on August 12, 1997; and

      (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 26, 1995 with the Commission.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Item 6.     Indemnification of Directors and Officers

      The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"), a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

      The Company has entered into agreements (the "Indemnification Agreements") with each of the directors and officers of the Company pursuant to which the Company agrees to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer and arising out of his capacity as a director, officer, employee and/or agent of the corporation of which he is a director or officer to the maximum extent provided by applicable law. Furthermore, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against. The Indemnification Agreements also obligate the Company to purchase and maintain insurance for the benefit and on behalf of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Company.

      To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors and officers, such repeal or limitation may not be effective as to directors and officers who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors and officers of the Company.

      The Company maintains a standard policy of officers' and directors' liability insurance.


Item 8. Exhibits


  Exhibit
   Number                     Exhibit Description

    4.1    Restated Certificate of Incorporation of the Company
           (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1,
           Registration No. 33-75632 ("Registrant's 1995 S-1")).

    4.2    Restated Bylaws of the Company  (incorporated by reference to Exhibit
           3.2 to Registrant's 1995 S-1).

    4.3 Form of Certificate Representing Common Stock (incorporated by reference to Exhibit 4.1 to Registrant's 1995 S-1).

    4.4 Stockholders Agreement (incorporated by reference to Exhibit 10.3 to Registrant's 1995 S-1).

    4.5    Form of Registration  Rights Agreement  (incorporated by reference to
           Exhibit 10.10 to Registrant's 1995 S-1).

    5.1    Opinion of McGuire, Woods, Battle & Boothe, L.L.P.

    23.1   Consent of Coopers & Lybrand L.L.P.

    23.2   Consent of McGuire, Woods, Battle & Boothe, L.L.P.
           (included as part of Exhibit 5.1).

    24.1   Powers of Attorney

    99.1 Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan (incorporated by reference to Exhibit 10.9 of Registrant's 1996 Annual
           Report on Form 10-K).

    99.2 Nimbus CD International, Inc. 1995 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 of Registrant's 1995 S-1).

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Greene, Commonwealth of Virginia.

                                           NIMBUS CD INTERNATIONAL, INC.

Dated: October 10, 1997                    /s/ L. Steven Minkel
                                           L. Steven Minkel
                                           Executive   Vice   President,   Chief
                                           Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                           /s/ Lyndon J. Faulkner
                                           Chairman  of the Board of  Directors,
                                           President,  Chief  Executive  Officer
                                           (Principal Executive Officer)

                                           /s/ L. Steven Minkel
                                           Director,  Executive  Vice  President
                                           and    Chief    Financial     Officer
                                           (Principal Financial Officer)

                                           /s/ Gary E. Krutul
                                           Controller    (Principal   Accounting
                                           Officer)

                                           *Charles Ayres
                                           Director

                                           *Darryl G. Behrman
                                           Director

                                           *Grant G. Behrman
                                           Director

                                           *Robert M. Davidson
                                           Director

                                           *David E. De Leeuw
                                           Director

                                           *Anthony V. Dub
                                           Director

                                           *George E. McCown
                                           Director

                                           *Glenn S. McKenzie
                                           Director
-------------------------------------
* By L. Steven Minkel as Attorney-in-Fact.

                                  EXHIBIT INDEX

Exhibit
  Number                Exhibit Description

   4.1     Restated Certificate of Incorporation of the
           Company (incorporated by reference to Exhibit
           3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-75632
           ("Registrant's 1995 S-1")).

   4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Registrant's
           1995 S-1).

   4.3     Form of Certificate Representing Common Stock
           (incorporated by reference to Exhibit 4.1 to Registrant's 1995 S-1).

   4.4     Stockholders Agreement (incorporated by
           reference to Exhibit 10.3 to Registrant's
           1995 S-1).

   4.5     Form of Registration Rights Agreement
           (incorporated by reference to Exhibit 10.10 to Registrant's 1995 S-1).

   5.1     Opinion of McGuire, Woods, Battle & Boothe,
           L.L.P.

   23.1    Consent of Coopers & Lybrand L.L.P.

   23.2    Consent of McGuire, Woods, Battle & Boothe,
           L.L.P. (included as part of Exhibit 5.1).

   24.1    Powers of Attorney

    99.1   Amended and Restated Nimbus CD
           International, Inc. 1995 Stock Option and
           Stock Award Plan (incorporated by reference to Exhibit 10.9 of Registrant's 1996 Annual
           Report on Form 10-K).

    99.2   Nimbus CD International, Inc. 1995 Stock
           Option Plan for Non-Employee Directors
           (incorporated by reference to Exhibit 10.12 of Registrant's 1995 S-1).


                                   Exhibit 5.1


                     McGuire, Woods, Battle & Boothe, L.L.P.

                              Court Square Building
                              Post Office Box 1288
                      Charlottesville, Virginia 22902-1288

                                October 10, 1997


Nimbus CD International, Inc.
623 Welsh Run Road
Guildford Farm
Ruckersville, Virginia 22968

Ladies and Gentlemen:

      Nimbus CD International, Inc. (the "Company") proposes to file as soon as possible with the Securities and Exchange Commission, a registration statement on Form S-8 (the "Registration Statement") relating to the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan, as amended (the "Employee Plan") and the Nimbus CD International, Inc. 1995 Stock Option Plan for Non-Employee Directors, as amended (the "Director Plan"). The Registration Statement covers (i) 2,674,832 shares of Common Stock, par value $0.01, of the Company (the "Common Stock") which have been reserved for issuance under the Employee Plan and (ii) 50,000 shares of Common Stock which have been reserved for issuance under the Director Plan.

      We are of the opinion that (i) the 2,674,832 shares of Common Stock which are authorized for issuance under the Employee Plan and (ii) the 50,000 shares of Common Stock which are authorized for issuance under the Director Plan, when issued and sold in accordance with the terms and provisions of the respective plans, will be duly authorized, legally issued, fully paid and nonassessable.

      We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,



                                          MCGUIRE, WOODS, BATTLE & BOOTHE,L.L.P.


                                  Exhibit 23.1

                       CONSENT OF COOPERS & LYBRAND L.L.P.


     We consent to the incorporation by reference in this registration statement of Nimbus CD International, Inc. (the "Company") on Form S-8 of our report dated May 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of the Company as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.

Richmond, Virginia                                      COOPERS & LYBRAND L.L.P.
October 10, 1997


                                  Exhibit 24.1

                               Powers of Attorney


      I, Charles Ayres, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 8, 1997.
                                    /s/ Charles Ayres


      I, Darryl G. Behrman, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 8, 1997.
                                    /s/ Darryl G. Behrman



      I, Grant Behrman, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 8, 1997.

                                    /s/ Grant Behrman



      I, Robert M. Davidson, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 9, 1997.
                                    /s/ Robert Davidson


      I, David E. De Leeuw, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 3, 1997.
                                    /s/ David De Leeuw


      I, Anthony V. Dub, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 4, 1997.
                                    /s/ Anthony Dub


      I, George E. McCown, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 3, 1997.
                                    /s/ George McCown


      I, Glenn McKenzie, a duly elected director or executive officer of NIMBUS CD INTERNATIONAL, INC., a Delaware corporation (the "Company"), do hereby constitute and appoint L. Steven Minkel or Gary E. Krutul, or either of them, my true and lawful attorney-in-fact and agent, each with full power of substitution, for me and in my name, place and stead, in any and all capacities (including, without limitation, as Director and/or Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer of the Company), to sign the Company's registration statement on Form S-8 pursuant to which the unissued shares reserved for issuance under both the Amended and Restated Nimbus CD International, Inc. 1995 Stock Option and Stock Award Plan and the Nimbus CD International, Inc. Stock Option Plan for Non-Employee Directors will be registered, which is to be filed with the Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, any hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of October 8, 1997.
                                    /s/ Glenn McKenzie